Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements Certain Statements in this Form 8-K and the exhibit hereto that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes these statements and the assumptions and estimates contained therein are reasonable based on information that is currently available to it. However, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and the Company cannot assure that the Company can or will meet the expectations and projections. Any number of factors could cause our actual results to be materially different from those expressed or implied in the Company’s forward looking statements. Further information on the risks and uncertainties that may affect our business is available in the Company’s filings with the U.S Securities and Exchange Commission (the “SEC”), and the Company strongly encourages readers to review and understand those risks. Use of non-GAAP Financial Measures The information furnished in the Cleansing Materials includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”) including Adjusted EBITDA and Adjusted EBITDA margin. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors. Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity. The Company does not provide a forward-looking reconciliation of certain forward-looking non-GAAP metrics as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful. Important Information Proprietary and Confidential | Subject to FRE 408 & Equivalents | Prepared at the Request of Counsel

Forecast Detail

		'24E	'25E - '28E
Legacy Markets	Revenue	> $620-640mm	> '25E: $570-600mm > '25E-'27E CAGR:(3.5%)-(4.0%) > '27E-'28E CAGR: 2.0%-2.5%
	Adj. EBITDA	> $280-300mm > 42-50% margin	> '24E-'27E CAGR:(3.5%)-(4.0%) > '27E-'28E CAGR: 2.5%-3.5% > 40-50% margin
	Capex	> $125-150mm	> '25E: $140-160mm > '25E-'28E CAGR: 2.0%-3.0%
Greenfield Markets	Revenue	> $0-10mm	> N/A
	Revenue Drivers	> Homes passed: 55K-70K > Penetration: ~20% > HSD ARPU: ~$67	> Homes passed – '25E: 110K-130K – '25E-'28E CAGR: 40%-45% > Penetration: ~30% > HSD ARPU '24E-'28E CAGR : 3.0%-5.0%
	Adj. EBITDA[(1)]	> NM	> '25E: NM [($0)] > '26E: margin >50% of Legacy EBITDA margin > '27E: margin in line with Legacy EBITDA margin > '28E: margin ~10-15pts higher than Legacy EBITDA margin partially due to lack of Corporate overhead allocation
	Capex	> ~$60mm	> ~$60mm per year[(2)]
Net Working Capital		> Increase of $15-20mm	> '25E: Increase of $10-15mm > '26E-'28E: Moderate fluctuations; average NM
Cash Taxes		> $0-5mm	> '25E-'26E average: $15-25mm > '26E-'28E CAGR: (55%)-(65%)
Non-Recurring Costs		> $45-50mm	> '25E: $35-40mm > '25E-'28E CAGR: (50%)-(55%)

1. Excludes allocation of corporate overhead, which is captured in Legacy.
2. '27E capex expected to be ~$70mm; '28E capex expected to be ~$50mm.

Proprietary and Confidential | Subject to FRE 408 & Equivalents | Prepared at the Request of Counsel